UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

CHINA ALUMINUM FOIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53890	27-1805188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building No.35, No.1 Cui Zhu Street, High-tech Development Area,
Zhengzhou City, Henan Province, China
 (Address of principal executive offices)

(86) 371-67539696
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

		Page
Item 1.01	Entry into Material Definitive Agreement	1
Item 2.01	Completion of Acquisition or Disposition of Assets.	1

	Description of Business	5
	Financial Information	14
	Properties	18
	Security Ownership of Certain Beneficial Owners and Management	18
	Directors and Executive Officers	19
	Executive Compensation	24
	Certain Relationships and Related Transactions, and Director Independence	25
	Legal Proceedings	26
	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	27
	Recent Sales of Unregistered Securities	27
	Description of Securities	28
	Indemnification of Directors and Officers	29
	Financial Statements and Supplementary Data	F-
	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31

Item 3.02	Unregistered Sales of Equity Securities.	1
Item 4.01	Changes in Registrant’s Certifying Accountant	31
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers	1
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	31
Item 5.06.	Change in Shell Company Status	31
Item 9.01.	Financial Statements and Exhibits	32

Item 1.01 Item 2.01 Item 3.02	Entry into Material Definitive Agreement Completion of Acquisition or Disposition of Assets. Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to China Aluminum Foil, Inc.

Forward Looking Statements

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to maintain or increase our market share in the competitive markets in which we do business;
•	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
•	our dependence on the growth in demand for the end applications that are powered by our products;
•	our ability to diversify our product offerings and capture new market opportunities;
•	our ability to source our needs for skilled labor, machinery and raw materials economically;
•	the loss of key members of our senior management; and
•	Uncertainties with respect to the People’s Republic of China (“China”) legal and regulatory environment.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Share Exchange

On November 8, 2010 we entered into and closed a share exchange agreement (the “Share Exchange Agreement”) with Lucky Express (China) Ltd., a company incorporated under the laws of Hong Kong (“Lucky Express”) and the holders of 100% of the share capital of Lucky Express (the “Lucky Express Shareholders”), including our director,Congfu Li.  According to the terms of the Share Exchange Agreement, we agreed to acquire 1,000,000 issued and outstanding shares of Lucky Express, being all of the issued and outstanding shares of Lucky Express, from the Selling Shareholders in exchange for 10,000,000 shares of our common stock.

Lucky Express’s wholly owned subsidiary, Zhengzhou Shentong Investment Consulting Co., Ltd., a wholly owned foreign enterprise organized under the laws of China (“Shentong Investment”) has entered into a number of contracts with Zhengzhou Shensheng Aluminum Foil Co., Ltd., a company organized under the laws of China (“Shensheng”), which is engaged in the production of aluminum foil, and Zhengzhou Aluminum Co., Ltd., the sole shareholder of Shensheng.  A full description of these contractual arrangements is included under the heading “Organization”, below.

We had 100,000 shares of our common stock issued and outstanding before the closing of the transactions contemplated by the Share Exchange Agreement.  Upon the closing of the transactions, we issued 10,000,000 shares of our common stock to the Lucky Express Shareholders.  The shares were issued in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  As of the filing of this Current Report on Form 8-K there were 10,100,000 shares of our common stock issued and outstanding.

Form 10 Disclosure

As disclosed elsewhere in this report, on November 8, 2010, we acquired Lucky Express in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Lucky Express, except that information relating to periods prior to the date of the reverse acquisition only relate to Lucky Express unless otherwise specifically indicated.

Organization

Our relationship with Shensheng and its shareholder is governed by a series of contractual arrangements between Shentong Investment, Shensheng and Zhengzhou Aluminum Co., Ltd., the sole shareholder of Shensheng (the “Shensheng Shareholder”).  Under the laws of China, the contractual arrangements constitute valid and binding obligations of the parties of such agreements.  Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of China.  Other than pursuant to the contractual arrangements between Shentong Investment, Shensheng and the Shensheng Shareholder, described below, Shensheng cannot transfer any of the funds generated from their operations.

Our current corporate structure is as follows:

On August 12, 2010, Shentong Investment entered into the following contractual arrangements with Shensheng and the Shensheng Shareholder:

Consultation Agreement. Pursuant to the exclusive consulting services agreements between Shentong Investment and Shensheng, Shentong Investment has the exclusive right to provide to Shensheng general business operation services, including advice and strategic planning, as well as consulting services related human resources, staffing and training (the “Services”). Under this agreement, Shentong Investment owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. Shensheng pay a quarterly consulting service fees in Renminbi (“RMB”) to Shentong Investment that is equal to all of Shensheng’ profits for such quarter.

Operating Agreement. Pursuant to the operating agreement among Shentong Investment, Shensheng and the Shensheng Shareholder, Shentong Investment provides guidance and instructions on Shensheng’ daily operations, financial management and employment issues. The Shensheng Shareholder must designate the candidates recommended by Shentong Investment as their representatives on the boards of directors of Shensheng. Shentong Investment has the right to appoint senior executives of Shensheng. In addition, Shentong Investment agrees to guarantee Shensheng’s performance under any agreements or arrangements relating to Shensheng’s business arrangements with any third party. Shensheng, in return, agrees to pledge their accounts receivable and all of their assets to Shentong Investment. Moreover, Shensheng agrees that without the prior consent of Shentong Investment, Shensheng will not engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party or transfer of any agreements relating to their business operation to any third party. The term of this agreement is twenty (20) years from August 12, 2010 and may be extended only upon Shentong Investment’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Share Pledge Agreement. Under the share pledge agreement between the Shensheng Shareholder and Shentong Investment, the Shensheng Shareholder pledged all of their equity interests in Shensheng to Shentong Investment to guarantee Shensheng’s performance of their obligations under the consulting services agreement. If Shensheng or the Shensheng Shareholder breaches their respective contractual obligations, Shentong Investment, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Shensheng Shareholder also agreed that upon occurrence of any event of default, Shentong Investment shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Shensheng Shareholder to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Shentong Investment may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The Shensheng Shareholder agreed not to dispose of the pledged equity interests or take any actions that would prejudice Shentong Investment’s interest. The equity pledge agreement will expire two (2) years after Shensheng’s obligations under the consulting services agreements have been fulfilled.

Option Agreement. Under the option agreement between the Shensheng Shareholder and Shentong Investment, the Shensheng Shareholder irrevocably granted Shentong Investment or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Shensheng for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Shentong Investment or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is twenty (20) years from August 12, 2010 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement. Pursuant to the proxy agreement between the Shensheng Shareholder and Shentong Investment, the Shensheng Shareholder agreed to irrevocably grant a person to be designated by Shentong Investment with the right to exercise the Shensheng Shareholder’s voting rights and their other rights, including the attendance at and the voting of the Shensheng Shareholder’s shares at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of their equity interests of Shensheng, and appoint and vote for the directors and Chairman as the authorized representative of the Shensheng Shareholder.  The term of the proxy agreement will be ten (10) years. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from Shentong Investment.

Since the Shensheng Shareholder does not have the characteristics of a controlling financial interest or does not have sufficient equity at risk for Shensheng to finance its activities without additional subordinated financial support from other parties, Shensheng’s financial statements become consolidated as our own.  As such, and due to the interest we hold in Shensheng through Lucky Express, the following business description describes the business and operations of Shensheng as our own.

For accounting purposes, the reverse acquisition transaction with Lucky Express was treated as a reverse acquisition, with Lucky Express as the acquirer and China Aluminum Foil, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Lucky Express.

Description of Business

Overview

We were incorporated in the State of Nevada on January 29, 2010 as AJ Acquisition V, Inc. Since inception we have been engaged in organizational efforts and obtaining initial financing. Our business purpose was to seek the acquisition of or merger with, an existing company.  On November 8, 2010 we filed an amendment to our articles of incorporation to change our name to China Aluminum Foil, Inc., and on November 8, 2010 we entered into, and closed, a share exchange agreement with Lucky Express, now our wholly owned subsidiary.  Our principal offices are located at Building No.35, No.1 Cui Zhu Street, High-tech Development Area, Zhengzhou City, Henan Province, China.  Our telephone number is (86) 371-67539696.  Our fiscal year end is June 30.

Current Business

Upon acquiring Lucky Express pursuant to the share exchange, we adopted the business of Lucky Express.  We are mainly engaged in the development, production and distribution of various aluminum foils to domestic and overseas markets.. Our aluminum foil products can be widely used in multiple industries for different purposes. Currently a majority of our products are used for household daily consumption and container production. However, we intend to expand into other high potential business segments, such as cigarette packaging, pharmaceutical packaging and electronic components.

We have one production line with an annual capacity of approximately 20,000 metric tons. We are [currently] building another production line to expand our capacity. Due to long-term efforts to streamline production process and reduce wastage and pollution during production, we were recognized as one of the “High Tech New Star Enterprises” in Henan province. We are also recognized for our strong R&D capabilities in the aluminum foil industry in central China.

Principal Products

Aluminum foil is a paper-thin sheet of rolled aluminum that can be torn easily and used to wrap and store food, in art, decoration, insulation and in heat exchangers. Because aluminum foil is paper-thin, the foil is extremely pliable and can be bent or wrapped around objects with ease. In North America, aluminum foil is sometimes alternatively called al-foil or alu-foil.

We develop and manufacture various types of aluminum foils. The production of aluminum foil involves a complex production process and requires advanced technology and equipment. We purchase raw aluminum with thickness of 0.3mm and produce different types of aluminum foil by rolling process. Currently our products mainly fall into two product segments: aluminum foil used by households for daily consumption and aluminum foil used for the production of containers such as meal boxes, as well as many other applications.

In general, aluminum foil is aluminum prepared in thin metal leafs, with thickness of less than 0.2mm (0.008inch), although much thinner gauge, down to 0.006mm, is commonly used. It is normally produced from aluminum ingots by a rolling process. Aluminum foil is at the downstream of the entire aluminum industry chain. China is not rich in bauxite, but leads the world in aluminum production. The Chinese government limits the export of primary aluminum, and encourages the export of value added aluminum products which provides opportunities for increased margins for China’s aluminum foil industry.

As a metal, aluminum has its own advantages over other metals due to its light weight, recyclability, flexibility and limited pollution. Aluminum foil can also act as a complete barrier to light, oxygen, odors and flavors, moisture, as well as bacteria. Therefore aluminum foil is widely used in various industries, such as packaging, household daily needs, electronics, construction, etc.

From the international perspective, the aluminum foil industry appears to be tied to the global economy and has been recovering from the global financial crisis gradually. For example, in Europe the aluminum foil deliveries in the first quarter of 2010 reached the same level as calculated prior to the economic recession in 2008. Figures released by the European Aluminum Foil Association (EAFA) show an increase of 17 % compared to last year and a total amount just 1.5 % below 2008 levels. Total deliveries reached 213,000 tons versus 182,200 tons in 2009.

As different customers require different specifications, we will arrange the manufacturing based on their demands. For long-term customers, we usually sign a framework agreement to determine the annual quantity, specifications, processing charge and other terms.

Aluminum foil manufacturing is a technologically complicated and capital-intensive process that requires the coordinated use of machinery and raw materials at various stages of manufacturing. Currently, we mainly rely on cast-rolling technique during the manufacturing process. Generally speaking, aluminum foil is produced by rolling heated aluminum ingots down to coils, then cold rolling the coil to the required foil thicknesses. The process of cast-rolling is much less energy intensive and has become the preferred process.

Our manufacturing process is as follows: 0.05mm thick aluminum foil blank is rolled by intermediate mill firstly, and then rolled by the finishing mill to the thickness required of the products. After that the products are separated by aluminum foil separator and cut into small volumes according to different requirements. Lastly, according to the final product specifications, different annealing processes are used. Annealing is a heat treatment wherein a material is altered, causing changes in its properties such as strength and hardness. It is a process that produces conditions by heating to above the recrystallization temperature and maintaining a suitable temperature, and then cooling. Annealing is used to induce ductility, soften material, relieve internal stresses, refine the structure by making it homogeneous, and improve cold working properties of the aluminum foil once it is ready for use.

After quality inspection, the final products are then packaged for sale and sent to warehouses. The technology for aluminum foil manufacturing is mature and advanced, widely used in the domestic and oversea companies. The only difference lies in specification and quantity in the rolling mill and processing configuration. The manufacturing process can be illustrated as follows:

As packaging material, aluminum foil can be a complete barrier to light, oxygen, moisture and bacteria. They are widely used in all kinds consumer, commercial and industrial packaging.

We are also the supplier of aluminum foil to the 2010 Shanghai World Expo. Our product is used as the main material of meal boxes which are supplied to the World Expo.

The table below lists the percentage of different products in total sales revenue in during the last two fiscal years:

	Product	July, 2008 to June 2009	July, 2009 to June 2010
1	Household Aluminum Foil	61%	42%
2	Aluminum Foil for Containers	31%	50%
3	Others	8%	8%
Total		100%	100%

Due to the high volatility of primary aluminum price in recent years, like most aluminum foil manufacturers, we price our products based on the price we paid for the raw material plus a processing fee, thus transferring the risk from aluminum price fluctuation to our customers.

The processing fee charged differs depending on what product we are producing. In general, the higher the product quality and the production complexity are, the higher the processing charge will be. Normally, higher valued-added products requiring advanced production facilities and technology are billed at a higher processing charge.

Raw Materials

We purchase the raw aluminum required for processing into aluminum foil from our suppliers.  The main suppliers of the raw material in 2009 and 2010 for each of the company’s reportable segments are listed below:

Main Supplier	2010 Amount of Raw Material	% of Raw Material	2009 Amount of Raw Material	% of Raw Material
Zhengzhou Aluminum Co., LTD	22,964,593.84	99%	14,527,306.96	96.8%

In China, aluminum raw material is priced according to the price of the aluminum ingot plus the processing charge. In this model, the price of the ingot is determined by the market price and the processing charge is negotiated considering various factors, such as product specifications, production complexity, and technical parameters. To ensure superior product quality, we have always aimed to acquire high quality raw material.

We aim to maintain multiple supply sources of our key raw materials to ensure that our production will not rely on single supplier. In addition, we strive to develop strategic relationships with new suppliers to secure a stable supply of materials and introduce competition in our supply chain, thereby increasing our bargain ability to get a better pricing and reducing our business risk to possible price fluctuations.

Zhengzhou Aluminum is the sole shareholder of our operating VIE, Shensheng, and also is our biggest supplier now. We purchase raw material from Zhengzhou Aluminum pursuant to competitively-priced supply contracts or bidding arrangements. Our supply agreements with Zhengzhou Aluminum are signed at fair market value. We will continue to keep the price fair and develop additional supply sources to reduce the scale of the affiliated transaction.

Markets

The output of aluminum foil production in China has increased dramatically over the past ten years.  This has mostly been driven by increasing demand from both Chinese and overseas markets. In 2009, aluminum foil manufacturers totaled more than 150 with an aggregate annual output of 1650 kilotons. Over the past 6 years, the aluminum foil output in China has grown at a rate of 25%. Since 2006, China has ranked as No.1 in terms of aluminum foil capacity and output.

Data Source: China nonferrous metal industry association

The growth of China’s economy and various downstream industries which require aluminum foil has fueled the growth of demand for aluminum foil in China. The growth began to accelerate from 2001, reaching 830 kilotons in 2007. The demand mainly comes from heat transmission (47.5%), packaging (17.2%), capacitor (15.9%) and the other applications (19.4%). Although the demand has been increasing steadily, the average per capita consumption rate in China is still lower than the average level of the world.

Data Source: Report of China Aluminum Processing and Aluminum Market compiled by Sunlight Metal Consulting (Beijing) Co., LTD

In 2004 China became a net exporter of aluminum foil. Currently, Chinese aluminum foil manufacturers still do not have the technology and engineering of their Western competitors. As a result, Chinese industry imports much of the high end aluminum foil which is produced using more advanced techniques.

Data Source: General Administration of Customs of the People’s Republic of China

In China the aluminum foil industry is very fragmented and numerous manufacturers exist with no dominant leader. The price is determined by the aggregate demand and supply of the industry. In 2009, there were nearly 150 different companies operating in the industry with an average output of 10 kilotons. In certain low value-added segments, competition is extremely intensive. The global financial crisis in 2008 results in a reshuffle of the industry. Many small manufacturers went out of business, and large and well-capitalized businesses gained shares in terms of volume.

The industry can be categorized into multiple product segments. Most of large producers focus on a few segments. Although fragmented as a whole, producers can take a leadership role in their respective segments. Chinese producers compete against each other on cost, R&D capabilities and improved engineering process which can enable them to gain market share in China as well as in the global industry. It is an industry with high entry barriers, which result mainly from the complexity of production technology and the large investment involved to begin operations.

Distribution Methods and Customers

Our products are sold domestically and internationally. For our international sales, we sell our products to the exporters who then export our products to the Middle East, America, Europe and other areas. We provide customer service with quick response for all of our domestic and international customers, which has resulted in relatively high customer satisfaction. The table below lists our customers representing 10% or more of sales as of June 30, 2010.

	Company	Amount ($)	% of total sales
1	Zhengzhou Aluminum Co., LTD	10,415,782.15	23.6%
2	Zhengzhou Longsheng Aluminum Co., LTD	9,243,745.05	20.9%
3	Zhengzhou Haifeng Aluminum Co., LTD	6,161,264.74	13.96%
4	Guangzhou Huafeng Aluminum Foil Product Co., LTD	4,563,279.13	10.34%
Total		30,384,071.07	68.8%

Zhengzhou Aluminum, the sole shareholder of Shensheng, is our main exporter. We have decided to apply for an import and export license to export our products directly. We hope to have the application submitted within a short period of time.  Once we are granted the import and export license, the affiliated transactions between Zhengzhou Aluminum and us will be reduced drastically.

We have built a direct marketing system which includes door-to-door sales, telemarketing, online marketing and other forms of sales. The marketing team promotes products for domestic consumption as well as export.  Exporting of our products plays a very important role in our sales. We have built a good relationship with exporters that help to market our products overseas. During our most recently completed two fiscal years, exports of our products have accounted for 23% to 30% of our revenues.  The table below lists the sales percentage of main foreign areas in recent two years:

		July 2008 to June 2009	July 2009 to June 2010
	Total Sales (in tons)	5233	8214
	Exports (in tons)	1586	1853
Total		30%	23%

Our exports are generally sold in Europe and the Middle East.  The following table lists exports of our products to the two regions as a percentage of our total sales:

	July 2008 to June 2009	July 2009 to June 2010
Sales to Middle East	11%	18%
Sales to Europe	19%	0%

Competition

We face competition from various aluminum manufacturers ranging from small, private businesses to large, state-sponsored enterprises.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

•	Maintain the quality of our products;

•	continue developing our relationships with domestic and international distributors; and

•	increase our financial resources.

However, there can be no assurance that even if we implement these strategies we will be able to compete effectively with other companies in our industry.

We expect that the competition in China aluminum foil market will be concentrated on the following aspects:

1.	Product quality. The enterprises that build a standard production administration system and get high precision equipment will win the competition in the future.
2.	Cost control. By improving production technology and yield, lowering production cost, the enterprises will gain an advantage in the competition.
3.	Customer service. What an enterprise provides to the customers should be not only the products, but also added value project, which will help the enterprise get returning customers and stable orders.
4.
Branding. The profit is more supported by brand margin when we are facing the market of product homogeneity. Brand is also an important reference for the customers, and brand recognition is closely related with customer loyalty. So the competition in brand field is critical for both domestic and international enterprises.

We believe that we will be able to effectively compete in our industry because we focus on our aluminum foil production process and R&D in order to improve the quality of our equipment, product, and production. We are currently one of the leading suppliers of aluminum foil in the Chinese market. We have also enjoyed competitive advantages from the synergies of working closely with our largest supplier and sole shareholder: Zhengzhou Aluminum.

Intellectual Property

We have filed for the protection of our name with the relevant Chinese authorities.   Zhengzhou Aluminum has also filed for the protection of the trademarks and patents which they have authorized us to use under the agreements described below.

We entered into two intellectual property contracts with Zhengzhou Aluminum, our sole shareholder. According to these contracts, Zhengzhou Aluminum authorizes us to use one registered patent, eight utility models and the trademark of ‘Zhong Yuan’ for free from March 2008 to March 2017. Zhengzhou Aluminum bears the annual fees of the patent and the utility models, and we cover the costs of technical support provided to us by Zhengzhou Aluminum in connection with the usage of the patent and utility models.

The patent, which is a shortened production technique for the production of ultrathin aluminum foil was registered in January 2008. The eight utility models were registered separately from August to October, 2007. The registered period of the trademark is from March, 2008 to March, 2018.  Our authorized rights relating to the patent, the utility models and the trademark are properly protected by patent law, trademark law, contract law and relevant regulations of China.

Research and Development

We did not incur any research and development expenses for the years ended June 30, 2010 and  2009.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Government Regulations

Members of the aluminum foil industry participate in the Nonferrous Metal Processing Association. The national industrial policy is set by the National Development and Reform Committee (“NRDC”), which regularly issues “Industry Structure Adjustment Guidelines”. These guidelines specify which industry is to be supported, limited, or eliminated by the national industrial policy.

The primary industrial and economic policies for the aluminum foil industry include:

Rules to accelerate the aluminum industry structure adjustment

The NRDC and the Ministry of Finance issued Rules to Accelerate Aluminum Industry Structure Adjustment to specify the objectives for the structure adjustment of aluminum processing industry. It requires that by end of 2010 the ratio of aluminum sheet/plate/foil to aluminum extrusion reaches 6:4, industrial aluminum extrusion to construction aluminum extrusion 7:3, light gauge foils to medium gauge foils 4:6, and that out-of –dated production facilities are to be replaced by advanced production facilities.

Entrance Condition for Aluminum Industry

The NDRC issued Entrance Condition for Aluminum Industry, specifying detailed criteria for new entry to this industry with regard to production facility, energy and resource consumption, environment protection, land usage, production safety, etc. It stipulates that the new projects should focus on the production of aluminum sheet, plate, foil and extrusions.

Environmental Protection Laws and Regulations

The Ministry of Environmental Protection of the People’s Republic of China is responsible for uniform supervision and control of environmental protection in China. It formulates national environmental quality and discharge standards and monitors China’s environmental system. Environmental protection bureaus at the county level or above are responsible for environmental protection within their respective jurisdictions.

Environmental regulations require companies to file an environmental impact report with the relevant environmental bureau for approval before undertaking the construction of a new production facility or any major expansion or renovation of an existing production facility. New facilities built pursuant to this approval are not permitted to operate until the relevant environmental bureau has performed an inspection and is satisfied that the facilities are in compliance with environmental standards.

The environmental protection law requires that facilities that produce pollutants or other hazards to incorporate environmental protection measures in their operations and establish an environmental protection responsibility system. Such system includes adoption of effective measures to control and properly dispose of waste gases, water and residue, dust or other waste materials. Any entity that discharges pollution must registers with the relevant environmental protection authority.

Penalties for breaching the Environmental Protection Law include a warning, payment of damages, and imposition of a fine. Any entity undertaking a construction project that fails to install pollution prevention and control facilities in compliance with environmental standards for a construction project may be ordered to suspend production or operation and fined. Criminal liability may be imposed for a material violation of environmental laws and regulations that causes loss of property or personal casualty.

Effect of Environmental Regulations

As we conduct our manufacturing activities in China, we are subject to the requirements of Chinese environmental laws and regulations on air emission, waste water discharge, solid waste and noise. We aim to comply with environmental laws and regulations. We are not subject to any admonitions, penalties, investigations or inquiries imposed by the environmental regulators, nor are we subject to any claims or legal proceedings to which we are named as defendant for violation of any environmental law or regulation. We do not have any reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations.

We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of the date of this report, we employed a total of full time 146 employees and no part time employees.

We comply with the labor laws and regulations of PRC and enter labor contracts with all the employees. We have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations. Our employees in China participate in a compulsory pension plan organized by the Chinese government. We are required to make monthly contributions to the plan for each employee at the rate of 20% of his or her average monthly salary. In addition, according to laws and regulations of China, we are required to cover our employees in China with other types of social insurance. We believe that we are in material compliance with the relevant Chinese laws.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Lucky Express’s financial statements for the years ended June 30, 2010 and 2009.  As described above, the financials of Lucky Express will be our financials going forward due to the reverse take-over accounting treatment of the share exchange transaction.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the years ended June 30, 2010 and June 30, 2009

As of June 30, 2010 we had $136,742 in cash, current assets of $10,377,854, current liabilities of $8,577,441 and working capital surplus of $1,800,413.  As of June 30, 2009 we had $111,725 in cash, current assets of $2,583,869, current liabilities of $1,652,889 and working capital of $930,980. As of June 30, 2010 we had total assets of $16,133,591 and total liabilities of $8,577,441, compared to total assets of $7,877,011 and total liabilities of $1,652,889 as of June 30, 2009.

During the year ended June 30, 2010 we used net cash of $7,417,280 in operating activities, compared to net cash received of $432,741 from operating activities during the year ended June 30, 2009.  The decrease in cash from operating activities during the year ended June 30, 2010 was primarily due to an increase in our accounts receivable, accounts payable and customer deposits as well as an increase in cash we advanced to our suppliers.  Additionally, during the year ended June 30, 2009, we accounted $3,065,723 provided from a related party as cash received from operating activities.

During the year ended June 30, 2010 we used net cash of $521,823 in investing activities, including $518731 in prepayment for an office building and $3,092 in purchases of property, plant and equipment.  During the year ended June 30, 2009 we spent net cash of $483,874 on investing activities, including $477,369 in prepayment for an office building and $6,505 in purchases of property, plant and equipment.

During the year ended June 30, 2010 we received net cash of $7,912,013 from financing activities, compared to net cash spending of $131,974 from financing activities during the year ended June 30, 2009.  In both years, the net cash received from financing activities was entirely the result of proceeds received from related parties.

During the year ended June 30, 2010 we recognized a gain of $52,107 due to the effect of exchange rates on our cash, compared to a gain of $27,295 due to the same effect during the year ended June 30, 2009.  Our net cash increased by $25,017 during the year ended June 30, 2010, compared to a net cash increase of $108,136 during the year ended June 30, 2009.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing.  We plan to cooperate with various individuals and institutions to acquire the financing required to manufacture and distribute our products and anticipate this will continue until we accrue sufficient capital reserves to finance all of our expansion efforts independently.

We intend to meet our cash requirements for the next 12 months through retained earnings and a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement financings. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds to fully carry out our business plan.

Results of Operations

For the years ended June 30, 2010 and June 30, 2009

Revenues

During the year ended June 30, 2010 we generated $44,133,557 in revenues, compared to revenues of $17,053,296 during the year ended June 30, 2009.  Our cost of revenues increased from $18,002,345 to $42,001,203 from the year ended June 30, 2009 to June 30, 2010.  As a result, our gross profit increased from a gross loss of $949,049 during the year ended June 30, 2009 to a gross profit of $2,132,354 during the year ended to June 30, 2010.  The increase in sales revenue is driven by the increased customer base and demand and an improvement in our efficiency of manufacturing process.

Expenses

For the years ended June 30, 2010 and June 30, 2009 our expenses were as follows:

Type of Expense	June 30, 2010 ($)	June 30, 2009 ($)
Cost of revenues	42,001,203	18,002,345
Selling	397,170	149,515
General and administrative	576,949	330,135

For the year ended June 30, 2010 our total expenses were $42,974,867 including cost of revenues, compared to total expenses of $18,481,995 during the year ended June 30, 2009.  Not accounting for cost of revenues, our total expenses during the year ended June 30, 2010 were $973,664 compared to total expenses of $479,650 during the year ended June 30, 2009.

Net Income

For the year ended June 30, 2010 we generated net income of $1,154,321, compared to a net loss of $1,428,033 for the year ended June 30, 2009.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended June 30, 2010 and 2009.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Principles of Consolidation

The consolidated financial statements include the accounts of our company and our subsidiaries, and our VIE. All significant inter-company transactions and balances have been eliminated upon consolidation.  We consolidate Shensheng because it meets the requirement of being a VIE under US GAAP. In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available. The three levels are defined as follows:

● Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
● Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
● Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. It is management’s opinion that as of June 30, 2010 and 2009, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Costs of Revenues

We derived revenues from sales of aluminum foils products, aluminum ingots and providing processing services. We recognize sales in accordance with United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” We recognize revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.

Description of Property

We used the manufacturing plant and offices provided by Zhengzhou Aluminum for free for the years ended June 30, 2010 and 2009. The imputed rental expenses were $73,406 and $73,041 for the years ended June 30, 2010 and 2009, and were included in the rent expense and additional paid in capital of the year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of November 8, 2010, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of November 8, 2010, there were 10,100,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)
Common Stock	Congfu Li (1) Building 35, NO. 1 Cuizhu Road, Hi- Tech Exploit Area, Zhengzhou City, Henan, People's Republic of China, 450051	3,228,690	32

Common Stock	Junlin Zhang (2) Building 35, NO. 1 Cuizhu Road, Hi- Tech Exploit Area, Zhengzhou City, Henan, People's Republic of China, 450051	1,692,270	17

Common Stock	Guobin Wang (3) Building 35, NO. 1 Cuizhu Road, Hi- Tech Exploit Area, Zhengzhou City, Henan, People's Republic of China, 450051	324,240	3

Common Stock	Chuanhong Xie (4) Building 35, NO. 1 Cuizhu Road, Hi- Tech Exploit Area, Zhengzhou City, Henan, People's Republic of China, 450051	126,600	1

	All Officers and Directors as a Group	5,371,800	53

Common Stock	Chunlei Sheng Building 35, NO. 1 Cuizhu Road, Hi- Tech Exploit Area, Zhengzhou City, Henan, People's Republic of China, 450051	1,571,130	16

	All Others as a Group	1,571,130	16

(1)	Congfu Li is our Director.
(2)	Junlin Zhang is our Director.
(3)	Guobin Wang is our Director.
(4)	Chuanhong Xie is our President, Chief Executive Officer and Secretary, Chief Financial Officer, Principal Accounting Officer and Treasurer.
(5)	Based on 10,100,000 issued and outstanding shares of our common stock as of November 8, 2010.

Changes in Control

As of November 8, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

On November 8, 2010, we accepted the resignation of Mr. Congfu Li as our President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer and Treasurer. Mr. Li remained as our director and was appointed as the Chairman of the Board.  Also on November 8, 2010 we appointed Chuanhong Xie as our President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer and Treasurer from and Guobin Wang and Junlin Zhang as  our directors.

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at four, and we currently have four directors.

Our current directors and officers are as follows:

Name	Age	Position
Congfu Li	51	Director, Chairman of the Board
Chuanhong Xie	42	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer and Treasurer
Guobin Wang	42	Director
Junlin Zhang	46	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Congfu Li, Director and Chairman of the Board

Mr. Li has experience with a varied collection of business ventures as an entrepreneur, employee and management.  Most recently, Mr. Li has taken on entrepreneurial and advisory roles with businesses and associated organizations involved in the processing of aluminum.  Since 2005 Mr. Li has acted as the Chairman and General Manager of Zhengzhou Aluminum Co., Ltd. where he chairs board of director meetings and is in charge of the daily operations of the company.  Since 2008 Mr. Li has also acted as the Chairman and General Manager of Zhengshou Shensheng Aluminum Co., LTD., our VIE, where he also chairs board of director meetings and is in charge of the daily operations of the company.

Since 2008, Mr. Li has also acted as the Chairman of the Henan Aluminum Processing Association as well as a standing director of the China Aluminum Processing Association where he attends conferences and activities held by the associations.

Mr. Li’s experience in the field of aluminum processing and successful entrepreneurial history are the reasons we have appointed him to our board of directors.

Chuanhong Xie, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.

From 2000 to February 2003, Mr. Xie served as the deputy director of the finance department for Zhengzhou Aluminum, where he was involved in the company's financial management.  From February 2003 to March 2005, Mr. Xie served as the administrative manager for Zhengzhou Aluminum, where he managed the executive body of the company and from March 2005 to February 2008 he was promoted to the position of director of the board and board secretary. In this position he was responsible for the management of Board of Directors and the daily production operation and management of Zhengzhou Aluminum. In February 2008 he was additionally appointed as deputy general management of Shensheng, our VIE where he has been involved in the management of the daily operations of the company.

We have appointed Mr. Xie as our officer due to the fact that he has been engaged in the operation and management work in the aluminum industry for a long time. He is very familiar with the aluminum industry and has a wealth of experience in the management of aluminum enterprises.

Guobin Wang, Director

From January 2006 to July 2008 Mr. Wang served as the manager of the human resources department for Zhengzhou Aluminum.  In July 2008, Mr. Wang was additionally given the titles of a director of the board and director of the shareholder’s committee.  In August 2009, Mr. Wang also became the chairman of the labor union for Zhengzhou Aluminum.  We have appointed Mr. Wang to our board of directors due to his familiarity with human resources issues and specifically human resources issues as they relate to operations of a aluminum producers and processors.

Junlin Zhang, Director

Mr. Zhang has served as the chairman of Henan Jiuzhou Antiseptic Co., Ltd,  as well as the deputy director of Housing and Urban & Rural Construction Bureau of Changyuan. He also currently serves as the deputy president of China Antiseptic Technology Association as well as the standing director of China Enterprise Confederation and China Enterprise Association.  In Nov 2005, at the 3rd China International Antiseptic Congress, Mr. Zhang was awarded the Chinese Entrepreneurs Integrity, Chinese Antiseptic Master, Top 10 Entrepreneurs Antiseptic, Advanced Individual in Antiseptic prizes. Both in Feb 2006 and Feb 2007, he was awarded the Yearly Good Corporate Manager prize by the Henan Construction Department. In Mar 2007, he was awarded Outstanding Contribution in China Antiseptic Industry. In Apr 2009, he was awarded Leading Person in China Antiseptic Industry. In Jul 2010, he was awarded by the Ministry of parent organization, the "first to excellence" project appraisal award.

Mr. Zhang’s business experience and ability to excel in management and director roles are the reasons he was appointed to our board of directors.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of our financial statements and disclosure.

Code of Ethics

We adopted a code of ethics that applies to our officers, directors and employees.  The Code of Ethics is attached as Exhibit 14.1 to this Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by Lucky Express to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Congfu Li (2)	2009	29,216	29,216
	2010	29,363	29,363
Chuanhong Xie (3)	2009	21,912	21,912
	2010	22,022	22,022

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Congfu Li has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary from September 2, 2010 to November 8, 2010.
(3)	Chuanhong Xie has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary from November 8, 2010.

Option Grants

As of November 8, 2010 we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to November 8, 2010.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On November 8, 2010, pursuant to the closing of a share exchange transaction with Lucky Express, we issued:

•	3,136,690 shares of our common stock to Congfu Li, our Director;
•	1,692,270 shares to Junlin Zhang, our Director;
•	324,240 shares to Guobin Wang, our Director;
•	126,600 shares to Chuanhong Xie, our President, CEO, Secretary, CFO, Treasurer; and
•	1,571,130 shares to Chunlei Sheng, our affiliate.

Additionally, as of June 30, 2010 we owed $8,052,813 to Zhengzhou Aluminum, the sole shareholder of our VIE for raw material supplies and undertook the following transactions with Zhengzhou Aluminum (“ZA”) during the normal course of business during the years ended June 30, 2010 and June 30, 2009.

	Year Ended June 30,
Type of transaction	2010	2009
Sales	12,076,356	7,610,378
Purchase of raw material	49,482,529	16,865,063
Purchase of Utility	887,240	819,640
Other purchases	289,981	427,007
Prepayments of Building paid by ZA	493,307	336,656
Salary paid by ZA	445,472	384,483
Cash Receipts/(Advance)	7,795,921	-
Leasing equipment from ZA	25,021	24,897
Repair services provided by ZA	37,400	37,213
Imputed rental expense for Use of offices, plants and equipments of ZA	162,531	161,722
Others	269,046	-

We used the manufacturing plant and offices provided by Zhengzhou Aluminum for free for the years ended June 30, 2010 and 2009. The imputed rental expenses were $73,406 and $73,041 for the years ended June 30, 2010 and 2009, and were included in the rent expense and additional paid in capital of the year.

We leased manufacturing equipment from Zhengzhou Aluminum under a one year lease agreement for the period from January 1, 2009 to December 31, 2009. For the years ended June 30, 2010 and 2009, the rental expenses paid were $25,021 and $24,897 respectively, and were included in the rental expense of the year and the imputed rental expenses were $89,125 and $88,682 for the years ended June 30, 2010 and 2009 and were included in the rent expense and additional paid in capital of the year.

For the years ended June 30, 2010 and 2009, Zhengzhou Aluminum paid the payment of $493,307and $336,656 for the building located in Zhengzhou Hi-tech Development Area and the land use right to which the building is attached on our behalf.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once our shareholders have free trading shares; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of November 8, 2010 there were 39 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of November 8, 2010 we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•
On January 29, 2010 we issued 100,000 shares of our common stock to our founders at $0.001 per share or $1,000 for services performed.  These shares were issued under exemptions from registration found in Section 4(2) of the Securities Act of 1933 and were consequently transferred in private transactions;

•
On November 8, 2010 we issued 10,000,000 shares of our common stock to 35 non-US shareholders pursuant to the closing of a share exchange agreement.  These shares were issued without a prospectus pursuant to Regulation S of the Securities Act of 1933.

Our reliance upon the exemption under Section 4(2) of the Securities Act was based on the fact that the issuance of the securities did not involve a “public offering”. Each offering was not a "public offering" as defined in Section 4(2) due to the number of persons involved in the deal, the size of the offering, the manner of the offering and the number of securities offered. We did not undertake an offering in which we sold a high number of shares to a significant number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that the shares are restricted pursuant to Rule 144 under the Securities Act. This restriction ensures that these shares will not be immediately redistributed into the market and will therefore not be part of a "public offering". The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

The shares issued to non-US shareholders were issued without a prospectus pursuant to Regulation S under the Securities Act.  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the shares were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor who relied on Regulation S was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value and 10,100,000 shares of preferred stock, $0.001 par value.

Common Stock

As of November 8, 2010 we had 10,100,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception to November 8, 2010 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 10,100,000 shares of preferred stock, par value $0.001.  As of November 8, 2010, we did not have any issued and outstanding shares of preferred stock.  Under our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series.  The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article V of our Bylaws; and

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Financial Statements and Supplementary Data

Lucky Express (China) Limited
Consolidated Financial Statements
(Stated in US dollars)

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Statements of Income and Comprehensive Income for the years ended June 30, 2010 and 2010	F–2

Consolidated Balance Sheets as of June 30, 2010 and 2010	F–3

Consolidated Statements of Cash Flows for the years ended June 30, 2010 and 2010	F–4

Consolidated Statement of Stockholders’ Equity for the years ended June 30, 2010 and 2010	F–5

Notes to the Consolidated Financial Statements	F–6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Lucky Express (China) Limited
Hong Kong, China

We have audited the accompanying consolidated balance sheets of Lucky Express (China) Limited and its Subsidiaries (the “Company”) as of June 30, 2010 and 2009, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

November 8, 2010

Lucky Express (China) Limited
Consolidated Balance Sheets
 (Stated in US dollars)

	As of June 30,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$136,742	$111,725
Accounts receivable	5,003,961	63,945
Advances to suppliers	1,412,365	74,488
Other receivables	301,113	169,283
Inventory, net	3,308,935	2,137,613
Notes receivable	214,738	26,815
Total Current Assets	10,377,854	2,583,869

Prepayments for office building	1,278,768	755,476
Property, plant and equipment, net	4,207,210	4,537,666
Other assets	269,759	-

TOTAL ASSETS	$16,133,591	$7,877,011
LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$356,216	$706,228
Customer deposits	-	155,600
Accrued expenses and other liabilities	99,966	57,287
Taxes payable	62,015	6,482
Due to related parties	8,059,244	727,292
Total Current Liabilities	8,577,441	1,652,889
TOTAL LIABILITIES	$8,577,441	$1,652,889

SHAREHOLDERS’ EQUITY
Common Stock (par value $0.1287 per share; 10,000,000 shares authorized; 10,000 shares issued and outstanding as of June 30, 2010 and 2009)	$1,287	$1,287
Additional paid in capital	7,796,200	7,633,669
Retained deficit	(386,518)	(1,540,839)
Accumulated other comprehensive income	145,181	130,005
TOTAL SHAREHOLDERS’ EQUITY	7,556,150	6,224,122

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,133,591	$7,877,011

The accompanying notes are an integrated part of these consolidated financial statements

Lucky Express (China) Limited
Consolidated Statements of Operations and Comprehensive Income
 (Stated in US dollars)

	For the year ended June 30,
	2010	2009
Sales revenue	$44,133,557	$17,053,296
Cost of goods sold	42,001,203	18,002,345
Gross Profit	2,132,354	(949,049)

Operating expenses
Selling expenses	397,170	149,515
General and administrative expenses	576,494	330,135
Total operating expenses	973,664	479,650

Income (loss) from operations	1,158,690	(1,428,699)
Interest income	713	1,185
Bank charge	(5,082)	(519)

Income (loss) before income tax	1,154,321	(1,428,033)
Income tax	-	-

Net Income (Loss)	$1,154,321	$(1,428,033)

Other comprehensive income
Foreign currency translation adjustments	15,176	8,570
Total Comprehensive Income (Loss)	$1,169,497	$(1,419,463)

The accompanying notes are an integrated part of these consolidated financial statements

Lucky Express (China) Limited
Consolidated Statement of Shareholders’ Equity
(Stated in US dollars)

	Common Stock		Additional	Accumulated Other Comprehensive
	No. of Shares	Amount	Paid-in Capital	Income (Loss)	Retained Earnings	Total Equity

Balance as of June 30, 2008	10,000	1,287	7,471,947	121,435	(112,806)	7,481,863
Net income	-	-	-	-	(1,428,033)	(1,428,033)
Leasing expense for using parent’s equipments and premises	-	-	161,722	-	-	161,722
Foreign currency translation adjustment	-	-	-	8,570	-	8,570
Balance as of June 30, 2009	10,000	1,287	7,633,669	130,005	(1,540,839)	6,224,122
Net income	-	-	-	-	1,154,321	1,154,321
Leasing expense for using parent’s equipments and premises	-	-	162,531	-	-	162,531
Foreign currency translation adjustment	-	-	-	15,176	-	15,176
Balance as of June 30, 2010	10,000	1,287	7,796,200	145,181	(386,518)	7,556,150

The accompanying notes are an integrated part of these consolidated financial statements

Lucky Express (China) Limited
Consolidated Statements of Cash Flows
(Stated in US dollars)

	For the year ended June 30
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,154,321	$(1,428,033)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	333,548	331,321
Changes in operating assets and liabilities:
Accounts receivable	(4,939,630)	(63,945)
Note receivable	(187,761)	(26,815)
Advances to suppliers	(1,337,427)	(73,171)
Other receivables	(130,808)	(169,283)
Inventories	(1,158,416)	(2,137,613)
Prepaid expenses	(269,759)	8,960
Accounts payable	(354,276)	706,228
Customer deposits	(156,539)	155,600
Other payables	42,333	57,287
Taxes payable	55,494	6,482
Due to/from related party	(468,360)	3,065,723
CASH USED IN OPERATING ACTIVITIES	(7,417,280)	432,741

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,092)	(6,505)
Prepayments for office building	(518,731)	(477,369)
CASH USED IN INVESTING ACTIVITIES	(521,823)	(483,874)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related parties	7,912,013	131,974
CASH USED IN FINANCING ACTIVITIES	7,912,013	131,974
Effect of exchange rate changes on cash and cash equivalents	52,107	27,295
NET INCREASE (DECREASE) IN CASH	25,017	108,136
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$111,725	$3,589
CASH AND CASH EQUIVALENTS AT END OF YEAR	$136,742	$111,725

Supplementary Disclosures for Cash Flow Information:
Income taxes paid	$80,151	$658
NON-CASH INVESTING AND FINANCING ACTIVITIES
Prepayments for office building paid by Zhengzhou Aluminum	$493,307	$336,656

The accompanying notes are an integrated part of these consolidated financial statements

Lucky Express (China) Limited
Notes to Consolidated Financial Statements
(Stated in US dollars)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Zhengzhou Shensheng Aluminum Foil Co., Ltd. (“Shensheng”) was incorporated on February 4, 2008 in Zhengzhou City, Henan Province, People’s Republic of China (the“PRC”) with registered capital of RMB 60 million ($8,342,255). Mr. Congfu Li is the controlling shareholder of Zhengzhou Aluminum Co., Ltd., (“Zhengzhou Aluminum”) and 100% of equity interest of Shensheng is held by Zhengzhou Aluminum. Shensheng is primarily engaged in manufacturing and sales of aluminum foils products in China.

Prior to the incorporation on February 4, 2008, Shensheng was a division of Zhengzhou Aluminum.  On January 22, 2008, the shareholders of Zhengzhou Aluminum consented to separate the division from the Group and incorporate into a new company. Zhengzhou Aluminum transferred its equipments to Shensheng and the assets transferred were recorded at historical cost as it was a transfer between entities under common control.

Lucky Express (China) Limited (the “Company” or “Lucky”) was incorporated under laws of Hong Kong, PRC, on April 22, 2010 to serve as the intermediate holding company. Mr. Congfu Li, the controlling interest holder of Shensheng acquired 100% of outstanding shares of this Company on September 20, 2010. As of June 30, 2010, the Company has 10,000,000 common shares authorized with HKD 1 par value ($0.1287) each and 10,000 shares are issued and outstanding.

Zhengzhou Shentong Investment Consulting Co., Ltd. (“Shentong”) was incorporated on August 10, 2010 in Zhengzhou City, Henan Province, PRC, and is a wholly owned foreign enterprise (“WOFE”) of the Company.

As part of the restructuring, on August 12, 2010, Shentong entered into a series of agreements with Zhengzhou Aluminum and Shensheng, including Consulting Agreement and Operating Agreement, which entitled Shentong to have substantially all of the economic benefits of Shensheng in consideration for consulting services provided by Shentong to Shensheng.  An Option Agreement allows Shentong to acquire the shares of Shensheng when permitted by the PRC laws.  And, Powers of Attorney that provides Shentong with the voting rights of Shensheng’s shareholder and Equity Interest Pledge Agreement that pledges the shares in Shensheng to Shentong without transferring legal ownership in Shensheng to Shentong. As the result of restructuring, Shensheng became a variable interest entity (“VIE”) and is included in the consolidated group.

The corporate structure of the Company is as follows:

Since the Company and Shensheng are under common control for accounting purposes, the acquisition of Shensheng’s controlling interest has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of preparation
The accompanying consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned subsidiary and its VIE as of June 30, 2010 and 2009, and for the years ended June 30, 2010 and 2009, and have been prepared in accordance with U.S Generally Accepted Accounting Principles (“US GAAP”).

(b) Basis of consolidation
The consolidated financial statements include the accounts of the Company, its subsidiaries, and it’s VIE. All significant inter-company transactions and balances have been eliminated upon consolidation.
We consolidate Shensheng because it meets the requirement of being a VIE under US GAAP. In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

(c) Use of estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

(d) Concentrations of credit risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. As of June 30, 2010 and 2009, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to accounts receivable, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for accounts receivable and maintains an allowance for doubtful accounts of accounts receivable.

(e) Cash and cash equivalents
Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents. As of June 30, 2010 and 2009, almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC. They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.

(f) Allowance for doubtful debts
The Company establishes an allowance for doubtful debts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance, the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

(g) Inventories
Merchandized inventories are stated at the lower of cost or market. Cost is determined using the weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

(h) Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on straight-line basis over their estimated useful lives as set out below:

Classification	Useful Life	Residual Value
Machinery and equipment	15 years	5%
Electronic equipment	5 years	5%
Office furniture	5 years	5%

Maintenance or repairs, which do not extend the lives of the respective assets, are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

(i) Impairment of long-lived assets
The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

There was no impairment of long-lived assets for the years ended June 30, 2010 and 2009.

(j) Revenue recognition
The Company derived revenues from sales of aluminum foils products, aluminum ingots and providing processing services. The Company recognizes sales in accordance with United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) the collection of the resulting receivable is reasonably assured.

Product revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have were met. Processing service revenue is recognized upon service rendered. Written sales agreements or customers purchase orders, which specify price, product specifications, and quantity, are used as evidence of an arrangement. In the PRC, value added tax (“VAT”) of 17% on invoiced amount is collected on behalf of tax authorities. Revenues represent the invoiced value of goods, net of VAT.

(k) Cost of sales
Cost of sales consists primarily of material costs, freight charges, direct labor, overhead and related costs, which are directly attributable to the production of products. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

(l) Income taxes
The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

(m) Comprehensive income
The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. During the periods presented, other comprehensive income includes cumulative translation adjustment from foreign currency translation.

(n) Foreign currency translation
The functional currency of the Company is Chinese currency Renminbi (“RMB”) and its reporting currency is U.S. Dollars (“USD”). Since RMB is not freely convertible into foreign currencies, all foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.

The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company prepared in RMB are translated into the Company’s reporting currency USD. Balance sheet accounts with the exception of equity are translated using the closing exchange rate in effect at the balance sheet date, income and expense accounts are translated using the average exchange rate prevailing during the reporting period and the equity accounts were stated at their historical exchange rate.

Adjustments resulting from the translation included in accumulated other comprehensive income in stockholder’s equity were $145,181and $130,005 as of June 30, 2010 and 2009, respectively.

The exchange rates used for foreign currency translation were as follows ($1 = RMB):

Period Covered	Balance Sheet Date Rates	Annual Average Rates
Year ended June 30, 2009	6.8319	6.8455
Year ended June 30, 2010	6.7909	6.8114

(o) Fair value of financial instruments
ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available. The three levels are defined as follows:

● Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
● Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
● Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. It is management’s opinion that as of June 30, 2010 and 2009, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

(p) Related Parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(q) Recently issued accounting pronouncements
In June 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on July 1, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition. However, throughout the notes to the consolidated financial statements references that were previously made to various former authoritative U.S. GAAP pronouncements have been changed to coincide with the appropriate section of the ASC.

In December 2007, the FASB issued SFAS No. 141R (Now included in ASC 805), "Business Combinations" which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. The Company adopted this standard as of January 1, 2009 and to the adoption did not have an impact on the Company’s financial statements.

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (Now ASC 820), which provides guidance on how to measure assets and liabilities that use fair value. ASC 820 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted FASB Staff Position ("FSP") No.FAS 157-2, which allows the Company to partially defer the adoption of ASC820. This FSP defers the effective date of ASC 820 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The adoption of ASC 820 had no impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued revised guidance on the consolidation of variable interest entities. The revised guidance requires an analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity. Additionally, the revised guidance requires an ongoing reassessment and eliminates the quantitative approach previously required for determining whether an entity is the primary beneficiary.  This guidance will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.  The Company evaluated the impact of this standard, and does not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In December 2009, the FASB codified Consolidations - Improvements to Financial Reporting by Enterprises Involved with VIEs, guidance which was issued by the FASB in June 2009.  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and has (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The adoption of this standard will have no material impact on the Company’s consolidated financial statements.

NOTE 3 – INVENTORY

As of June 30, 2010 and 2009, inventory consists of the following:

	As of June 30,
	2010	2009

Work-in-progress	$2,087,754	$1,325,738
Finished goods	220,499	806,077
Auxiliaries (Spare parts)	682	5,798
Total	$2,308,935	$2,137,613

NOTE 4 – ADVANCE TO SUPPLIERS

Advance to suppliers represents amounts prepaid for raw materials. The advances are applied against amounts due to the supplier as the materials are received.

	As of June 30,
	2010	2009

Advance to suppliers	$1,412,365	$74,488
Total	$1,412,365	$74,488

NOTE 5 – PROPERTIES, PLANT AND EQUIPMENT, NET

As of June 30, 2010 and 2009, property, plant and equipment consisted of the following:

	As of June 30,
	2010	2009

Machinery and equipment	$4,976,456	$4,397,629
Electronic equipment	3,017	2,752
Total	4,979,473	4,976,378
Accumulated depreciation	(772,263)	(438,715)
Net book value	$4,207,210	$4,537,666

Depreciation expense for the years ended June 30, 2010 and 2009 was $333,548 and $331,321 respectively and was allocated to the following expense items:

	Year Ended June 30,
	2010	2009

Overhead of inventory	$9,396	$316,710
Cost of sales	323,800	14,298
General and administrative	352	313
Total	$333,548	$331,321

NOTE 6 – PREPAYMENT FOR OFFICE BUILDING

In March 2009, Shensheng entrusted one of its executives to enter an agreement to purchase an office building located in Zhengzhou Hi-tech Development Area as well as the land use right to which the building is attached. Pursuant to the trust agreement, both parties agree the trustee holds the legal title of the building and the land use right for Shensheng until the purchase is fully closed. As of June 30, 2010, Shensheng has fully paid off the payment of this property acquisition and the total payment for the building and land use right is RMB 8,638,986 ($ 1,278,768).  Among the total payment, RMB 4,200,000 ($ 613,660) and RMB 7,550,000 ($ 1,106,967) was paid by Zhengzhou Aluminum as of June 30, 2009 and 2010 respectively.

As of June 30, 2010, the legal title transfer for the building and the land use right to Shensheng is in process.

NOTE 7 – OTHER LONG TERM ASSETS

	Year Ended June 30,
	2010	2009

Long-term deferred expenses	$269,759	$-
Total	$269,759	$-

Long-term deferred expenses represent the overhaul expenditures incurred for the equipments in the year ended June 30, 2010 and are amortized in a 3 year life.

NOTE 8 – ACCRUED EXPENSES AND OTHER LIABILITES

As of June 30, 2010 and June 30, 2009, the accrued expenses and other liabilities consist of the following:

	Year Ended June 30,
	2010	2009

Accrued audit fee	$99,966	$49,684
Other payables	-	7,603
Total	$99,966	$57,287

NOTE 9 – RELATED PARTY BALANCE AND TRANSACTIONS

Due to related party
As of June 30, 2010 and June 30, 2009, due to related party was summarized as follows:

	Year Ended June 30,
	2010	2009

Zhengzhou Aluminum Co., Ltd.	$8,052,813	$727,292
Total	$8,052,813	$727,292

Related party transactions
The company has undertaken business transactions in the ordinary course of business with Zhengzhou Aluminum (“ZA”), the main related party of the Company. During the years ended June 30, 2009 and 2010, the transactions were summarized as follows:

	Year Ended June 30,
Type of transaction	2010	2009

Sales	$12,076,356	$7,610,378
Purchase of raw materials	49,482,529	16,865,063
Purchase of utility	887,240	819,640
Other purchases	289,981	427,007
Prepayments of building paid by ZA	493,307	336,656
Salary paid by ZA	445,472	384,483
Cash receipts	7,795,921	-
Leasing equipment from ZA	25,021	24,897
Repair services provided by ZA	37,400	37,213
Imputed rental expense for use of offices, plants, and equipments of ZA	162,531	161,722
Others	269,046	-

The Company used Zhengzhou Aluminum’s manufacturing plant and offices for free for the years ended June 30, 2010 and 2009. The imputed rental expenses were $73,406 and $73,041 for the years ended June 30, 2010 and 2009, and were included in the rent expense and additional paid in capital of the year.

The Company leased manufacturing equipment from Zhengzhou Aluminum under a one year lease agreement for the period from January 1, 2009 to December 31, 2009. For the years ended June 30, 2010 and 2009, the rental expenses paid were $25,021 and $24,897 respectively, and were included in the rental expense of the year and the imputed rental expenses were $89,125 and $88,682 for the years ended June 30, 2010 and 2009 and were included in the rent expense and additional paid in capital of the year.

For the years ended June 30, 2010 and 2009, Zhengzhou Aluminum paid the payment of $493,307and $336,656 for the building located in Zhengzhou Hi-tech Development Area and the land use right to which the building is attached on behalf of the Company.

NOTE 10 – SHAREHOLDER’S EQUITY

The Company's equity is comprised of the common stock, additional paid-in capital and retained earnings of the Company.

On April 22, 2010, the Company issued 10,000 shares for par value of $0.1287 (HK$1) on incorporation with an authorized share capital of 10,000,000 ordinary shares at par value of $0.1287 each.

As of December 31, 2009 and 2008, the initial capital contribution of fixed assets totaled to $912,266 (at shareholders’ historical cost basis) was recorded in additional paid-in capital. For the years ended June 30, 2010 and 2009, the imputed rental expenses for free use of the related party’s facilities were $162,531 and $161,722, and were recorded in additional paid-in capital of the year.

NOTE 11 – INCOME TAXES

HK
The Company was incorporated in Hong Kong and, under the current Hong Kong Inland Revenue Ordinance; the Company is subject to 16.5% income tax on its taxable income generated from operations in Hong Kong. For the years ended June 30, 2010 and 2009, no provision for Hong Kong tax has been made as the Company has no taxable income generated from operations in Hong Kong during the year.

PRC
The Company’s PRC subsidiary Shentong and VIE Shensheng were incorporated in the PRC and are governed by the Enterprise Income Tax Law of the PRC (“EIT Law”). The Company is subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after tax adjustments in 2009 and 2008 respectively.

The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. According to the arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by a foreign-invested enterprise in China to its direct holding company incorporated in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE).

As of June 30, 2010 and 2009, the Company was still in loss position; therefore no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

	Year Ended June 30,
	2010	2009
Deferred tax assets
Non operating loss carrying forwards	$16,482	$346,210
Fixed assets transferred	238,726	252,499
Total deferred tax assets	255,208	598,709
Valuation allowance	(255,208)	(598,709)
Net deferred tax assets	$-	$-

Net operating loss carry forward of the Company, amounted to $55,843 and $1,379,120 for the years ended June 30, 2010 and 2009.

In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment. As of June 30, 2009 and 2010, deferred income tax assets represented the operating loss carryforwards of the Company, and depreciation of equipments transferred from Zhengzhou Aluminum. Management believes that the Company’s cumulative losses arising from recurring business in recent years, constituted significant negative evidence that deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Therefore, a full valuation allowance has been provided against the Company’s deferred income tax assets as of June 30, 2009 and 2010.

The Company is in accumulated loss for the years ended June 30, 2010 and 2009, therefore no tax provision was provided. The reconciliation between the U.S. statutory income tax rate and the Company’s effective tax rate is as below:

	Year Ended June 30,
	2010	2009

U..S Federal income tax statutory rate	35%	35%
PRC statutory income tax rate (25%) difference	(10%)	(10%)
Non-deductible items for income tax	4%	3%
Changes in valuation allowance for DTA	(29%)	(28%)
Effective tax rate	-	-

NOTE 12 –COMMITMENTS AND CONTINGENCIES

Lease Obligation
The rental expense under operating lease was$25,021 and $24,897 for the years ended June 30, 2010 and 2009. The Company has entered into a tenancy agreement for the lease of office premises and manufacturing plan subsequent to the year end. As of June 30, 2010, the Company’s commitments for minimum lease payments under these non-cancelable operating leases for the next five years are as follows:

Year	Minimum Lease Payments
2011	$73,406
2012	73,406
2013	-
2014	-
2015 and thereafter	-
Total	$146,812

NOTE 13 –OPERATING RISKS

Country risk
The Company has significant operations in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Exchange risk
The Company can not guarantee the Renminbi, Hong Kong dollar and US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi, Hong Kong dollar and US dollar. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Political risk
Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

NOTE 14 –CONCENTRATION OF CREDIT RISK

A significant portion of the Company’s cash at June 30, 2010 and 2009 was maintained at various financial institutions in the PRC which do not provide insurance for amounts on deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

For the year ended June 30, 2010, the Company generated 71.1% of its revenue from three customers and for the year ended June 30, 2009, the Company generated 68.8% of its revenues from four customers.

The Company was dependent on single-source vendor for aluminum ingots. For the year ended June 30, 2010, purchase (net of VAT) from one vendor accounted for 72.4% of the total net purchase of the Company and for the year ended June 30, 2009, purchase (net of VAT) from one vendor accounted for 93.9% of the total net purchase of the Company.

NOTE 15 –SUBSEQUENT EVENTS

On July 1, 2010, the Company entered into a tenancy agreement with Zhengzhou Aluminum to lease the office and manufacturing premises for a 2-year period.

On August 10, 2010, Zhengzhou Shentong Investment Consulting Co., Ltd. (“Shentong”) was incorporated and is a wholly owned foreign enterprise (“WOFE”) of the Company.

On August 12, 2010, Shentong entered into a series of agreements with Zhengzhou Aluminum and Shensheng, including Consulting Agreement and Operating Agreement, which entitled Shentong to substantially all of the economic benefits of Shensheng in consideration for consulting services provided by Shentong to Shensheng; an Option Agreement allowing Shentong to acquire the shares of Shensheng when permitted by PRC laws; Powers of Attorney that provide Shentong with the voting rights of Shensheng’s shareholder and Equity Interest Pledge Agreement that pledges the shares in Shensheng to Shentong without transferring legal ownership in Shensheng to Shentong. As the result of restructuring, Shensheng became a variable interest entity (“VIE”) and is included in the consolidated group.

On September 22, 2010, Mr. Congfu Li acquired 100% of shares outstanding of the Company at the price of 1HKD/share.

On October 29, 2010, the Company completed a private placement transaction (the “Private Placement”) pursuant to which the Company sold an aggregate of 990,000 shares of common stock at $0.1515 per share. As a result, the Company received gross proceeds in the amount of approximately $150,000 and the total shares of outstanding common stock after the private placement is 1,000,000 shares.

In November 2010, Lucky Express (China) Limited (the “Company”) completed a reverse acquisition with through a share exchange with China Aluminum Foil, Inc. (“China Aluminum Foil”, previously AJ Acquisition Corp V, Inc.), whereby China Aluminum Foil acquired 100% of the issued and outstanding common stock of the Company in exchange for 10,000,000 shares of China Aluminum Foil. As a result of the reverse acquisition, the Company became China Aluminum Foil’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of China Aluminum Foil. The share exchange transaction with China Aluminum Foil was treated as a reverse acquisition, with the Company as the accounting acquirer and China Aluminum Foil as the acquired party.

The Company has evaluated all subsequent events through November 8, 2010, the date of this report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our independent public accountants during the last two fiscal years. Please see 4.01 below for disclosure on a change in registered accounting firms on November 8, 2010.

Item 4.01      Changes in Registrant’s Certifying Accountant.

On November 8, 2010, we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors and our audit committee approved the change of accountants to Malone Bailey LLP, Certified Public Accountants. Accordingly, we dismissed Li & Company, PC on November 8, 2010

In connection with the audits of the Company’s financial statements for the period from January 29, 2010 (inception) to January 31, 2010 and in the subsequent interim periods through November 8, 2010, there were no disagreements with Li & Company, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Li & Company, PC would have caused Li & Company, PC to make reference to the matter in their report. The reports on the financial statements prepared by Li & Company, PC, for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Li & Company, PC, expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided Li & Company, PC with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Li & Company, PC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Malone Bailey LLP as of November 8, 2010. During the last two fiscal years and subsequent interim periods preceding their engagement, Malone Bailey LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 5.03      Change in Fiscal Year

In connection with the closing of the share exchange, on November 8, 2010 we changed our fiscal year end to June 30.  The share exchange is deemed to be a reverse acquisition for accounting purposes, with Lucky Express, the acquired entity, regarded as the predecessor entity as of November 8, 2010.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on the June 30 fiscal year end of Lucky Express.  Such financial statements will depict the operating results of Lucky Express, including the acquisition of China Aluminum Foil, Inc., from Lucky Express’s inception.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

Item 5.06      Change in Shell Company Status

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01       Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Lucky Express for the last two fiscal years ended June 30, 2010 and 2010 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d)      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Exchange Agreement with Lucky Express dated November 8, 2010
3.1	Articles of Incorporation of China Aluminum Foil, Inc. (formerly AJ Acquisition V, Inc.) (1)
3.2	Articles of Merger filed with the Nevada Secretary of State on November 1, 2010 (2)
3.3	Bylaws of China Aluminum Foil, Inc. (formerly AJ Acquisition V, Inc.) (1)
10.1	Consultation Agreement between Shentong Investment and Shensheng dated August 12, 2010.
10.2	Operating Agreement between Shentong Investment, Shensheng, and the Shensheng Shareholder dated August 12, 2010
10.3	Share Pledge Agreement between Shentong Investment, Shensheng, and the Shensheng Shareholder dated August 12, 2010
10.4	Option Agreement between Shentong Investment, Shensheng, and the Shensheng Shareholder dated August 12, 2010
10.5	Proxy Agreement between Shentong Investment, Shensheng, and the Shensheng Shareholder dated August 12, 2010
10.6	Trademark License Agreement
10.7	Patent License Agreement
14.1	Code of Ethics
16.1	Letter to the SEC from Li & Company, PC
21	List of Subsidiaries

(1)	Included as an exhibit to our Registration Statement on Form 10 filed on February 2, 2010.
(2)	Included as an exhibit to our Current Report filed on November 8, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010	CHINA ALUMINUM FOIL, INC.

	By:	/s/ Chuanhong Xie
Chuanhong Xie
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary